Exhibit 10.4

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the 1st day of October 2014 (the “Effective Date”) by and between, Brian Tuffin (“Tuffin”) and Fuse Science, Inc., a Nevada corporation (the “Company”).

WHEREAS, Tuffin is employed as the Chief Executive Officer, Acting Chief Financial Officer and a Director of the Company; and

WHEREAS, the Company and Tuffin desire to enter into this Agreement providing for Tuffin’s amicable resignation from the Company’s employment, and to provide for a payment to Tuffin for continued services as a consultant following termination in order to assure a smooth transition.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           Termination Date.  Tuffin acknowledges that his last day of employment with the Company will be the Effective Date, or such other later date mutually agreed upon between the Company and Tuffin (the “Termination Date”). Tuffin will also resign as an officer (subject to the continuing service as the principal executive officer and principal accounting officer of the

Company as described below for the period through the filing date of the Company’s Annual Report on Form 10K for the current fiscal year for which Tuffin shall execute such Annual Report as the Company’s Principal Executive Officer and Principal Financial and Accounting Officer, including all certifications thereon) and a member of the Board of Directors of the Company or any of the Company’s subsidiaries (the “Subsidiaries”), effective as of the Termination Date.  Tuffin further understands and agrees that, as of the Termination Date, he will be no longer authorized to conduct any business on behalf of the Company as an executive or to hold himself out as an officer of the Company or the Subsidiaries, except as otherwise provided herein.  Any and all positions and/or titles held by Tuffin with the Company or any Subsidiaries of the Company will be deemed to have been resigned as of the Termination Date, except as otherwise provided herein.

2.           Severance Payment.  (a)                                           Provided that Tuffin: (A) continues to perform the services to the Company heretofore provided; (B) continues as an officer (Principal Executive and Principal Accounting Officer) through the filing of the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2014 (the “10K”) including execution of all certifications thereon; and (C) causes to be timely prepared and filed all SEC filings and reports including such officer and director certifications thereon customarily provided including, without limitation the 10-K (as such due dates may be extended in accordance with applicable law, rules and regulations), the Company shall pay or provide to Tuffin the following benefits (as his sole compensation therefore and from the Company), which shall be paid from the escrow account for the Company held at Signature Bank:

(i)           $15,000 on the Termination Date (the “Initial Payment”);

(ii)           $75,000, the (“Escrowed Payment”) which shall be payable to Tuffin pursuant to the terms of the Escrow Agreement (as defined below).

(b)           on the Termination Date, the Company shall issue to Tuffin, a restricted stock grant equal to 4,250,000 shares of the Company’s common stock, under the Company’s newly adopted 2014 Equity Incentive Plan (the “Restricted Stock Grant”).

(c)           the Escrowed Payment shall be paid into, and the Restricted Stock Grant shall be delivered to, a third party escrow account, pursuant to the terms of the Escrow Agreement, attached hereto as Exhibit A (the “Escrow Agreement”), and shall be held and released in accordance with the terms contained therein.

Tuffin shall be responsible for the payment of all payroll taxes, Medicare and other taxes, and shall indemnify the Company with respect to the payment of all such amounts.  Except as otherwise set forth herein, Tuffin will not be entitled to payment of any bonus, vacation or other incentive compensation.  Additionally, in connection with the foregoing, Tuffin represents and warrants that Tuffin is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and Tuffin is able to bear the economic risk of an investment in the Restricted Stock Grant. Tuffin understands that the Restricted Stock Grant shall be considered by the parties to be restricted shares for so long as the shares remain in escrow pursuant to the Escrow Agreement, provided, however, that such determination has been made and shall be the responsibility of Tuffin in consultation with his own tax advisor and the Company agrees it shall not take a contrary position unless the Company is required to do so under applicable tax, accounting or legal rules or regulations.  Any tax, penalties or interest as a result thereof shall be the sole responsibility of Tuffin who agrees to indemnify and hold harmless the Company with respect thereto

3.           Consulting Services.   During the period following the Termination Date Tuffin agrees that he shall provide general business and consulting services to the Company to assist in all transitional needs and activities of the Company upon the request of the Company in support of management of the Company and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for which Tuffin shall execute such Annual Report as the Company’s Principal Executive Officer and Principal Financial and Accounting Officer, including all certifications thereon.  In addition, Tuffin will be primarily responsible for advising the Company  with respect to its ongoing business of the development and commercialization of proprietary transdermal and sublingual delivery technology.

4.           Tuffin’s Release.  In consideration for the payments and benefits described above and for other good and valuable consideration, Tuffin hereby releases and forever discharges the Company and its Subsidiaries, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his employment with the Company, the termination of his employment with the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind;  breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys' fees, incurred in any of these matters (the “Release”).  The Company acknowledges, however, that Tuffin does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled.  The Company also acknowledges that Tuffin does not release or waive any claims, and that he retains any rights he may have, to any vested 401(k) monies (if any) or benefits (if any), or any other benefit entitlement that is vested as of the Termination Date pursuant to the terms of any Company-sponsored benefit plan governed by ERISA.  Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

5.           Company Release.  In exchange for the consideration provided for in this Agreement,   the Company irrevocably and unconditionally releases Tuffin of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against Tuffin, as of the date of this Agreement, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, within the reasonable scope of Tuffin’s employment.  The Company represents that, as of the date of this Agreement, there are no known claims relating to Tuffin.  The Company agrees to indemnify Tuffin against any future claims to the extent permitted under the Company’s bylaws.  Notwithstanding the foregoing, this release does not include any fraud, gross negligence, material misrepresentation or the Company’s right to enforce the terms of this Agreement.

6.           Confidential Information.  Tuffin understands and acknowledges that during the course of his employment by the Company and during the Term of this Agreement, he had access to Confidential Information (as defined below) of the Company.  Tuffin agrees that, at no time during the Term or a period of two (2) years immediately after the Term, will Tuffin (a) use Confidential Information for any purpose other than in connection with services provided under this Agreement or (b) disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, "Confidential Information" means all information of a technical or business nature relating to the Company or its affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software in various stages of development, source codes, object codes, research and development procedures and employee files and information; provided, however, that "Confidential Information" shall not include any information that (i) has entered the public domain through no action or failure to act of Tuffin; (ii) was already lawfully in Tuffin's possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by Tuffin on a non-confidential basis from a third party who has the right to disclose such information to Tuffin; or (iv) is ordered to be or otherwise required to be disclosed by Tuffin by a court of law or other governmental body; provided, however, that the Company is notified of such order or requirement and given a reasonable opportunity to intervene.

7.           Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of New York, exclusive of its conflicts of laws principles.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

8.           Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such.  This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties.

9.           Assignment.  Tuffin has not assigned or transferred any claim he is releasing, nor has he purported to do so.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Tuffin’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

10.           Acknowledgement. Tuffin acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein; and (f) following his execution of this Agreement, he has seven (7) days in which to revoke his release and that, if he chooses not to so revoke, this Agreement shall become effective and enforceable on the eighth (8th) day following his execution of this Agreement (the “Effective Date”).  To revoke the Release, Tuffin understands that he must give a written revocation to the Company, within the seven (7)-day period following the date of execution of this Agreement.  If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the State of Nevada, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.  If Tuffin revokes the Release, this Agreement will not become effective or enforceable and Tuffin acknowledges and agrees that he will not be entitled to any benefits hereunder, including in Section 2.

11.           Notices.                      For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first class mail or by overnight courier, in the manner provided for in this Section, and properly addressed as follows:

If to the Company:	Fuse Science, Inc. [_____] Fax:

If to Tuffin:	Mr. Brian Tuffin 505 Enclave Circle E Pembroke Pines, Florida 33027

12.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

13.           Counsel Representation.   The Parties hereto further agree that this Agreement has been carefully read and fully understood by them.  Each Party hereby represents, warrants, and agrees that he was represented by counsel in connection with the Agreement, has had the opportunity to consult with counsel about the Agreement, has carefully read and considered the terms of this Agreement, and fully understands the same.  Tuffin represents, warrants and acknowledges that he has retained independent counsel and that counsel to the Company does not represent Tuffin.

IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures as of the date first above written.

FUSE SCIENCE, INC.

By:
Name:
Title:

Brian Tuffin